UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010
Thrive World Wide, Inc.
(Exact name of registrant as specified in its charter)

California	0001333675	20-2725030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

638 Main St, Lake Geneva, WI	53147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-786-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01	Merger Document with Exhibits Detacted due to confidentiality of operations of the company
Item 9.01	Signatures

1.01           On March 30, 2010, the registrant, Thrive World Wide, Inc. (the “Company”), entered into an Agreement and Plan of Merger, dated as of March 4, 2010 (the “Merger Agreement”), with Jarish, Inc., a California corporation ("Jarish"), and Israel Rivera ("Rivera") and Andrew J. Schenker ("Schenker") the principal officers of the respective companies.  The Merger Agreement contemplated, among other matters, the consummation of the following transactions:

(a)	merger (the “Merger”) of Jarish with and into The Company, with Jarish, Inc. being the surviving corporation and wholly-owned by the Company;

(b)
issuance of an aggregate of 19,739,038 shares (each, a “Merger Share”) of the common stock, par value $.001 per share (the “Company Common Stock”), of the Company in exchange for all of the issued and outstanding common and preferred stock of Jarish, Inc.(collectively, (the “Jarish, Inc. Shares”);

(c)
the satisfaction or assumption of all existing debt obligations of the Company, other than those which are convertible into common stock of the Company and the agreement on the part of the holders of such debt to request payment solely in the form of conversion into shares of the stock of the Company;

(d)	The transfer of all Intellectual Property by Jarish, Inc. to the Parent Company, Thrive World Wide, Inc., in further consideration of the issuance of the merger shares.

(e)	Jarish, Inc. retaining Eck as a consultant pursuant to a written consulting agreement;

(f)	Jarish, Inc. retaining Rivera as its chief executive officer and co-president pursuant to a written Employment Agreement;

(g)	Jarish, Inc. retaining Schenker as its Executive Vice President pursuant to a written Employment Agreement;

(h)	Eck, Rivera, and Schenker being elected to the Company’s Board of Directors;

The Merger became effective on March 30, 2010.  As a result of the Merger’s effectiveness, among other matters, the Company became obligated to issue all of the Merger Shares and retained Eck as a consultant, Rivera as its Chief Executive Officer and President and Schenker as its Executive Vice President, and Rivera, Schenker and Eck became members of the Company’s Board of Directors.

Rivera served as President of Jarish, Inc., from its formation to the effective time of the Merger.

As a result of the Merger Jarish, Inc. became a wholly-owned subsidiary of the Company.  Jarish, Inc. markets a multi-media and web based marketing system that utilizes a proprietary software program that assists businesses in marketing their products to prospective customers and evaluating prospective customer demographics and determining consumer preferences from as behavioral prospective.

The financial statements of Jarish, Inc. for the years ended December 31, 2009 and 2008 have not been made Exhibits to this Current Report on Form 8-K and such financial statements shall be provided within seventy-five (75) days from the date hereof, in order to provide further information concerning the financial condition and results of operations of Jarish, Inc. at and for the years ended December 31, 2008 and 2009.

The aggregate 19,739,038 Merger Shares were issued to a total of one entity.  The Company believes the issuances of the 19,739,038 Merger Shares of Company Common Stock, were exempt from the registration requirements of the Securities Act, by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the issuances of the shares were conducted pursuant to transactions not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 5, 2010

Thrive World Wide, Inc.

By:	/s/ Andrew J. Schenker
Andrew J. Schenker, CEO.

Exhibit Number	Description
2.01	Agreement and Plan Reorganization